Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the following Registration Statements of PolyOne Corporation:
(1) Registration Statement (Form S-8 No. 333-231236) pertaining to the PolyOne Supplemental Retirement Benefit Plan (As Amended and Restated Effective January 1, 2014);

(2) Registration Statement (Form S-8 No. 333-217879) pertaining to the PolyOne Corporation 2017 Equity and Incentive Compensation Plan;

(3) Registration Statement (Form S-8 No. 333-205919) pertaining to the Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(4) Registration Statement (Form S-8 No. 333-181787) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(5) Registration Statement (Form S-8 No. 333-166775) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan;

(6) Registration Statement (Form S-8 No. 333-157486) pertaining to the PolyOne Retirement Savings Plan;

(7) Registration Statement (Form S-8 No. 333-47796) pertaining to Post Effective Amendment No. 3 on Form S-8 to Form S-4 pertaining to the Geon Company 1993 Incentive Stock Plan, the Geon Company 1995 Incentive Stock Plan, the Geon Company 1998 Interim Stock Award Plan, the Geon Company 1999 Incentive Stock Plan, the PolyOne Corporation Deferred Compensation Plan for Non-Employee Directors and the M.A. Hanna Company Long-Term Incentive Plan; and

(8) Registration Statement (Form S-8 No. 333-141029) pertaining to the PolyOne Retirement Savings Plan and the DH Compounding Company Savings and Retirement Plan and Trust.
of our report dated December 23, 2019 relating to the financial statements of the Masterbatches Business of Clariant Ltd, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers AG
Basel, Switzerland
January 28, 2020